Exhibit 99.1

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NYSE: JTX

March 2005

Michael Lister
Chairman &
Chief Executive Officer

Important Disclosure

Certain comments made in this presentation are forward-looking statements within the meaning of Federal securities laws. Actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to:

The Company’s ability to achieve the same level of growth in revenues and profits that it has in the past;

Government initiatives that simplify tax return preparation legislation and regulation of the industry and products and services, including refund anticipation loans;

The success of the Company’s franchise operations;

Changes in the Company’s relationship with financial product providers;

The Company’s exposure to litigation; and

The effect of market conditions within the tax return preparation industry.

Additional information concerning these and other risks that could impact the Company’s business can be found in the Company’s public filings with the SEC. Copies are available from the SEC or the Jackson Hewitt website. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date they were made.

This presentation provides certain financial information which has been adjusted from the Company’s historical financial statements prepared in accordance with Generally Accepted Accounting Principles. Management believes this presentation is important to help the reader understand the underlying trends of the business and the impact on the Company’s results of significant items affecting income from operations.

The information contained herein is not disclosed in connection with an offer to sell or the solicitation of an offer to buy a franchise. Any such offer or solicitation is made only through our uniform franchise offering circular and only in jurisdictions where such offers are lawful.

Highlights

•     Profitable and high-growth business model

•     Leading player with growing share in growing market

•     Multiple opportunities for additional growth

Company Overview

•     2nd largest tax preparer in the United States

•                  Over 5,400 locations in 49 states

•                  3.1 million tax returns prepared in 2004 - doubled since 1999

•     Revenues earned from tax return preparation and financial product facilitation

•                  High margin franchise segment

•                  Growing profitability in company-owned segment

•     Strong financial performance and strong free cash flow

•                  Low capital intensity

•                  Annual free cash flow generally exceeds net income

•     Large market opportunity

•                  Jackson Hewitt has only 4% share of highly fragmented paid preparer market

Profitable & High-Growth Business Model

Consolidated Revenue and Income From Operations (as adjusted*)

Revenues (millions)

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Income From Operations (millions)

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*Historical amounts have been adjusted to reflect the following: a) the impact of the Company’s new agreement with SBB&T which became effective with the facilitation of refund anticipation loans beginning in January 2005, as if the new agreement had always been in effect; b) the impact of including the revenues and income from operations of TSA (excluding those related to Jackson Hewitt), acquired by the Company in January 2002, in the Company’s consolidated revenues and income from operations as if the Company had acquired TSA on May 1, 2000; c) the impact of excluding the litigation settlement charge incurred in fiscal 2004; d) the impact of adding back the amortization of goodwill in fiscal 2001 and for the period from May 1, 2001 to December 31, 2001 in accordance with the adoption of SFAS No. 142 on January 1, 2002. Additional information on this chart, including a reconciliation of certain numbers to GAAP, is available at our website, www.jacksonhewitt.com, in the March 2005 investor presentation.

Profitable and High-Growth Business Model

Historical Tax Return Growth

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*2005 estimated tax return growth is provided at mid-point of expected range of 4-6%.

Leading Player in Growing Market

U.S. Tax Return Market

1997 - Total U.S. Market
121 Million Returns

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2004 - Total U.S. Market
132 Million Returns

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2004 - Total Paid Preparer Segment
79 Million Returns

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Multiple Opportunities for Growth

Customer Profile

•                  Workforce of America

•                  Likely to receive a large tax refund

•                  Many have no banking relationships

•                  Less likely to migrate to computer

•                  Desire for near-term access to money

Early Season Client Needs

• Speed is priority
• Convenience
• Focused product offerings
• Expertise and professionalism

Late Season Client Needs

• Increased service needs due to complexity
• Convenience
• Focused product offerings
• Expertise and professionalism

Multiple Opportunities for Growth

Drivers of Growth

•                  Increase the number of offices in existing territories

•                  Add offices through the sale of new territories

•                  Increase the number of tax returns per office

•                  Offer innovative financial products

•                  Deliver pricing value to consumers

Multiple Opportunities for Growth

Further Penetrate Existing Territories

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*Preliminary 2005 data.

Multiple Opportunities for Growth

Expand Network into New Territories

•                  More than 1/3 of total territories remain available for sale

•                  Average of over 200 new territories sold each of past 3 years

•                  Under-penetrated states include New York, California, Ohio, Michigan, Massachusetts and Pennsylvania

•                  75% of new territories sold in FY 2005 were to existing franchisees

•                  Demonstrated financial success of franchise model

•                  Ranked #4 by Entrepreneur magazine in 2005’s Franchise 500

•                  Over 100 franchisees generated > $1 million in revenues last year

•                  Greater than 1 out of every 8 franchisees

•                  In 1999, only 15 franchisees generated at least $1 million of revenues

Focus on our Customer

•                  Large existing client base

•                  Sports marketing partnerships with NASCAR and PBA

•                  Large and loyal fan base

•                  Strong retail presence in Wal-Mart, Simon Malls and other retailers

•                  Access to millions of shoppers and employees

•                  Growing Employee Benefit Programs

•                  Relationships with large hourly employers
(McDonald’s, Wal-Mart and others)

•                  4 million potential customers

Update on 2005 Tax Season

•                  Through February 28, 2005:

•                  Tax return growth of 4.8% (vs. Feb. 29, 2004)

•                  Tax return growth of 3.8% (on day over day basis)

•                  Fiscal year ending April 30, 2005 expectations:

•                  Tax return growth of 4-6% to approximately 3.3 million returns

•                  Revenue per tax return growth of 6 - 8%

•                  Revenues of $220 - 225 million (GAAP)

•                  Includes $6 - 7 million of revenues related to prior Santa Barbara Bank & Trust (“SBB&T”) agreement

•                  Diluted EPS of $1.15 – 1.19 (GAAP)

•                  Includes $0.02 - 0.04 of diluted EPS related to prior SBB&T agreement and stock-based compensation charge related to IPO

Revenue and Income From Operations

(As adjusted reconciliation)

(millions)		2001	2002	2003	2004
Net revenue (as reported)		$75.5	$157.0	$171.5	$205.6
Adjustments:
Franchise operations segment - New SBB&T agreement	(a)	5.3	(17.9)	(9.0)	(13.2)
Franchise operations segment - intercompany elimination	(b)	(7.4)	(1.0)
Company owned-office segment - TSA acquisition proforma	(b)	30.9	1.0
Net revenues (as adjusted)		$104.3	$139.1	$162.5	$192.4

Income from operations (as reported)		$21.2	$70.2	$66.8	$70.2
Adjustments:
Franchise operations segment:
Revenue adjustments	(a), (b)	(2.1)	(18.9)	(9.0)	(13.2)
Litigation settlement charge	(c)				10.4
Goodwill amortization	(d)	10.4	6.8
Company owned-office operations segment:
Revenue adjustments	(b)	30.9	1.0
TSA acquisition - additional expense proforma	(b)	(24.9)	(20.2)
Depreciation & amortization	(b)	(3.5)	(2.3)
Income from operations (as adjusted)		$32.0	$36.6	$57.8	$67.4

*Historical amounts have been adjusted to reflect the following: a) the impact of the Company’s new agreement with SBB&T which became effective with the facilitation of refund anticipation loans beginning in January 2005, as if the new agreement had always been in effect; b) the impact of including the revenues and income from operations of TSA (excluding those related to Jackson Hewitt), acquired by the Company in January 2002, in the Company’s consolidated revenues and income from operations as if the Company had acquired TSA on May 1, 2000; c) the impact of excluding the litigation settlement charge incurred in fiscal 2004; d) the impact of adding back the amortization of goodwill in fiscal 2001 and for the period from May 1, 2001 to December 31, 2001 in accordance with the adoption of SFAS No. 142 on January 1, 2002. Additional information on this chart, including a reconciliation of certain numbers to GAAP, is available at our website, www.jacksonhewitt.com, in the March 2005 investor presentation.

The as adjusted amounts do not reflect independent public company costs incurred beginning in fiscal year 2005 following our separation from Cendant, including costs related to additional insurance costs and stock-based compensation.  Management estimates that these costs will be approximately $5.3 million for the fiscal year ending April 30, 2005, but is unable to reasonably estimate what such amounts would have been and furthermore believes that it would be impractical to determine what such costs would have been for all of the periods (2001-2004) presented.

Highlights

•                  Profitable and high-growth business model

•                  Leading player with growing share in growing market

•                  Multiple opportunities for additional growth

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